Exhibit 99.1

SIDLEY AUSTIN LLP

Thomas R. Califano (24122825)

Rakhee V. Patel (00797213)

Jeri Leigh Miller (24102176)

2021 McKinney Avenue, Suite 2000

Dallas, Texas 75201

Telephone:  (214) 981-3300

Facsimile:   (214) 981-3400

Email:         tom.califano@sidley.com

       rpatel@sidley.com

       jeri.miller@sidley.com

SIDLEY AUSTIN LLP

Ameneh Bordi (admitted pro hac vice)

Weiru Fang (admitted pro hac vice)

787 Seventh Avenue

New York, New York 10019

Telephone:  (212) 839-5300

Facsimile:   (212) 839-5599

Email:     abordi@sidley.com

       weiru.fang@sidley.com

Attorneys for the Debtors

and Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re: EBIX, INC., et al.,[1] Debtors.	Chapter 11 Case No. 23-80004 (SWE) (Jointly Administered)

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Ebix, Inc. (1975), Vertex, Incorporated (6295), P.B. Systems, Inc. (9074), Ebix Consulting, Inc. (6666), Ebix US, LLC (N/A), Facts Services, Inc. (1348), Doctors Exchange, Inc. (N/A), Ebix International LLC (N/A), Agency Solutions.com, LLC d/b/a Health Connect LLC (N/A), ConfirmNet Corporation (2737), A.D.A.M., Inc. (8070), and Ebix Latin America, LLC (N/A). The Debtors’ mailing address is 1 Ebix Way, Johns Creek, Georgia 30097.

NOTICE OF OCCURRENCE OF EFFECTIVE DATE OF

THIRD AMENDED JOINT CHAPTER 11 PLAN OF

EBIX, INC. AND ITS DEBTOR AFFILIATES

TO ALL CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that, on August 2, 2024, the United States Bankruptcy Court for the Northern District of Texas (the “Court”) entered the Findings of Fact, Conclusions of Law, and Order (I) Confirming the Third Amended Joint Chapter 11 Plan of Ebix, Inc. and its Debtor Affiliates and (II) Granting Related Relief [Docket No. 848] (the “Confirmation Order”) confirming the Third Amended Joint Chapter 11 Plan of Ebix, Inc. and its Debtor Affiliates [Docket No. 847-2] (as may be altered, amended, modified, or supplemented from time to time, including all exhibits and schedules thereto, the “Plan”).2

PLEASE TAKE FURTHER NOTICE that, on August 30, 2024, the Effective Date of the Plan occurred. Each of the conditions precedent to consummation enumerated in Article IX of the Plan have been satisfied or waived in accordance with the Plan and the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that the Court has approved certain release, exculpation, injunction, and related provisions in Article VIII of the Plan.

PLEASE TAKE FURTHER NOTICE that on the Effective Date, except as otherwise set forth in the Plan or Confirmation Order, the terms of the Plan became effective and enforceable and deemed binding upon the Debtors, the Plan Sponsor, and any and all Holders of Claims and Interests (regardless of whether such Holders of Claims or Interests accepted or rejected, or were deemed to have accepted or rejected, the Plan), all Entities that are parties to or subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-Debtor parties to Executory Contracts and/or Unexpired Leases with the Debtors.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Plan and the Confirmation Order, the deadline for filing requests for payment of (a) General Administrative Expense Claims other than those that were accrued in the ordinary course of business, shall be thirty (30) days after the Effective Date; and (b) Professional Claims, shall be forty-five (45) days after the Effective Date, unless otherwise ordered by the Court.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Article V of the Plan and the Confirmation Order, except as otherwise provided in the Plan or Confirmation Order, all Executory Contracts and/or Unexpired Leases not otherwise assumed and assigned or rejected will be deemed assumed by the applicable Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (1) are identified in the Schedule of Rejected Executory Contracts and Unexpired Leases; (2) previously expired or terminated pursuant to their own terms; (3) have been previously assumed or rejected by the Debtors pursuant to a Final Order (including, without limitation, the L&A Sale Order and the Confirmation Order);

(4) are the subject of a motion to reject that is pending on the Effective Date; or (5) have an ordered or requested effective date of rejection that is after the Effective Date.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

PLEASE TAKE FURTHER NOTICE that all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts and/or Unexpired Leases, pursuant to the Plan or Confirmation Order, if any, must be Filed with the Court by the applicable counterparty within thirty (30) days after the later of (1) the date of entry of an order of the Court (including the Confirmation Order) approving such rejection; (2) the effective date of such rejection; or (3) the Effective Date. In the event the Post-Effective Date Debtors object to such Claim, the Proof of Claim shall be adjudicated in accordance with the procedures set forth in Article VII of the Plan. Any Claims arising from the rejection of an Executory Contract and/or Unexpired Lease not Filed with the Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Estates, or their property without the need for any objection by the Debtors or further notice to, or action, order, or approval of the Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract and/or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts and/or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with the appropriate Class in the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.

PLEASE TAKE FURTHER NOTICE that copies of the pleadings may be obtained (i) at the website established by the Debtors’ notice and claims agent, Omni Agent Solutions, Inc. at https://omniagentsolutions.com/Ebix, (ii) from the Court’s website at http://www.txnb.uscourts.gov via ECF/Pacer, or (iii) upon request to the undersigned.

THIS NOTICE IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY. IF YOU HAVE QUESTIONS WITH RESPECT TO YOUR RIGHTS UNDER THE PLAN OR ABOUT ANYTHING STATED HEREIN OR IF YOU WOULD LIKE TO OBTAIN ADDITIONAL INFORMATION, PLEASE CONTACT THE NOTICE AND CLAIMS AGENT.

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Dated: August 30, 2024 Dallas, Texas	SIDLEY AUSTIN LLP /s/ Thomas R. Califano

SIDLEY AUSTIN LLP

Thomas R. Califano (24122825)

Rakhee V. Patel (00797213)

Jeri Leigh Miller (24102176)

2021 McKinney Avenue, Suite 2000

Dallas, Texas 75201

Telephone:  (214) 981-3300

Facsimile:  (214) 981-3400

Email:   tom.califano@sidley.com

       rpatel@sidley.com

       jeri.miller@sidley.com

and

Ameneh Bordi (admitted pro hac vice)

Weiru Fang (admitted pro hac vice)

787 Seventh Avenue

New York, New York 10019

Telephone: (212) 839-5300

Facsimile:  (212) 839-5599

Email:    abordi@sidley.com

       weiru.fang@sidley.com

Attorneys for the Debtors

and Debtors in Possession

0

Certificate of Service

I certify that on August 30, 2024, I caused a copy of the foregoing document to be served by the Electronic Case Filing System for the United States Bankruptcy Court for the Northern District of Texas.

/s/ Thomas R. Califano
Thomas R. Califano